Exhibit 99.1

DRI Corporation Establishes Strategic Relationship With Bus Manufacturer in the Netherlands

DALLAS--(BUSINESS WIRE)--December 10, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its Mobitec AB (Mobitec) subsidiary in Sweden has strengthened its strategic relationship with VDL Bus & Coach (VDL), a leading bus vehicle manufacturer based in the Netherlands.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “Mobitec has been honored with a good working relationship with VDL for a long time. Now that relationship is taking on a new and heightened meaning as VDL has chosen Mobitec as its preferred strategic supplier of electronic information display systems. Among many other orders in 2009, VDL has placed orders for Mobitec® products on behalf of a transit operator in Jamaica, bringing the total number of bus sets specified in that niche market to 320 in the last 12 months. Deliveries on the latest orders commenced in fourth quarter 2009 and are expected to conclude in first quarter 2010. We believe Mobitec’s enhanced relationship with VDL underscores DRI’s unparalleled international presence, strong market position, and partnering potential with original equipment manufactures worldwide.”

For more information about VDL, visit www.vdlbuscoach.com.

ABOUT THE MOBITEC GROUP

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning timing of completed orders, Mobitec’s relationship with VDL Bus & Coach, the Company’s strength in international markets, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the anticipated time for orders to be completed, Mobitec’s relationship with VDL Bus & Coach, the Company’s strength in international markets, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com